Q2 - FY2018 Earnings Call November 16, 2017 DALLAS, TEXAS, USA MONEYONMOBILE OTCQB:MOMT

MONEYONMOBILE OTCQB:MOMT Presented by 2 Will Dawson COO Harold Montgomery CEO and Chairman Scott Arey CFO Greg Allbright Head of Global Communications

MONEYONMOBILE OTCQB:MOMT Safe Harbor Provision This presentation and comments made by management may contain forward-looking statements that involve a number of risks and uncertainties associated with our business. The factors that could cause our actual results of operations to differ materially from any forward-looking statements by our management are detailed in our most recently filed Form 10-K or 10-Q’s as applicable. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events. 3

MONEYONMOBILE OTCQB:MOMT Highlights 4 Product launches: Two- wheeler insurance and e- commerce Cash Flow positive India forecast for early 2018 Quarterly revenue for FY2018 was up 84% over year ago revenue October 2017 revenue highest ever, with an annualized run rate of $12.3 million 270% increase in net revenue growth from January to October of 2017

MONEYONMOBILE OTCQB:MOMT Connecting Cash-based Indians to the Digital World 5

MONEYONMOBILE OTCQB:MOMT That’s 600 million people 95% of consumer payments in India are cash-based Half of all Indians don’t have access to a bank account Context 6

MONEYONMOBILE OTCQB:MOMT Platform Our platform aggregates transactions making for one-stop shopping 7 Money Transfer Mobile Top-Up Bill Payment Cash Out Retail purchase Insurance e-Commerce Travel

MONEYONMOBILE OTCQB:MOMT How it Works 8 The Flow Consumer hands cash to retailer MoneyOnMobile conducts transaction with vendor Retailer process cash electronically via SMS text Consumer receives receipt of transaction

MONEYONMOBILE OTCQB:MOMT Our Results 9 Negligible customer acquisition cost Near zero transaction cost 350,000 retailers Over $2 billion USD processed since inception Over 200 million customers touched

MONEYONMOBILE OTCQB:MOMT One Million Domestic Transfer Transactions Exceeded 10 Growth fueled by sales and marketing efforts Focus is on adding retailers and encouraging consistent usage August 2017: First month to top the 1 million domestic transfers in a month mark Launched 20 months ago Second largest revenue line

MONEYONMOBILE OTCQB:MOMT Revenue Trends Selected Financial Overview Other Growth Drivers Margin Trend Financial Overview 11

MONEYONMOBILE OTCQB:MOMT Q2-FY18 Q2-FY17 Net Revenue $ 1.99 $ 1.08 Cost of Goods $ .94 $ .49 Gross Profit $ 1.05 $ .59 Gross Profit Margin 53% 54% Difference 84% 90% 79% -3% Amounts shown in US$ millions Q2-FY2018 Financials (Quarterly Comparison) 12 Unaudited

MONEYONMOBILE OTCQB:MOMT FY18 FY17 Net Revenue $ 3.20 $ 2.49 Cost of Goods $ 1.46 $ 1.16 Gross Profit $ 1.75 $ 1.33 Gross Profit Margin 55% 53% Difference 29% 26% 31% 2% Amounts shown in US$ millions Q2-FY2018 Financials (Year-to-Date Comparison) 13 Unaudited

MONEYONMOBILE OTCQB:MOMT $3.1 $1.8 Q1 2018 Q1 2017 $1.8 $1.8 Q1 2018 Q1 2017 Difference from Q1 2017 to Q1 2018 in “Selling, general, and administrative”. (In millions) 14 $1.3 million • One time • Non-cash Equity Expense in Q1- 2018

MONEYONMOBILE OTCQB:MOMT Q2-FY18 Q2-FY17 Salaries & Wages $ 1.00 $ .76 SG&A $ 1.68 $ 1.70 Deprec & Amortization $ .19 $ .20 Operating Loss -$ 1.83 -$ 2.07 Difference 33% -1% -5% -12% Amounts shown in US$ millions Q2-FY2018 Financials (Quarterly Comparison) 15 Unaudited

MONEYONMOBILE OTCQB:MOMT $277K $1,027K 2017 Revenue 16 Actual (Unaudited) $12.3 Million (Run-rate based on October) January 2017 October 2017

MONEYONMOBILE OTCQB:MOMT Apr „17 May „17 Jun „17 Jul „17 Aug „17 Sep „17 Oct „17 Domestic Remittance / MOM ATM 22% 85% 13% 9% 48% 14% 49% Mobile / TV Top Up -6% 3% -10% 19% -5% -5% -13% All Other -43% 42% 272% 0% -12% 837% -86% Change in Category Level Revenue (Revised format) April – October 2017 17

MONEYONMOBILE OTCQB:MOMT Revenue growth from January thru October 2017* 270% Growth Drivers Financial Results 18 Unaudited  Increased # of ATM’s in the field  Domestic remittance growing faster than the market  Increased revenue generated per Retailer

MONEYONMOBILE OTCQB:MOMT Underserved ATM Market 19 India has less than 200,000 ATMs for it’s 1.3B citizens. If India had the same ratio of ATMs to people as the US, it would need almost 2M more. Current Needed

MONEYONMOBILE OTCQB:MOMT Makes our agents mini-ATMs Retailers monetizing the cash in their tills Retailers do not need a bank account Growth Accelerator 20 Average revenue increase to company seen after deployment 172%

MONEYONMOBILE OTCQB:MOMT Assisted e-Commerce 21 Retailer uses our Portal to shop for goods Provides retailer with infinite inventory Consumer Retailer Vendor Order & Cash Electronic Order Electronic Order Physical Goods Digital Receipt We deduct value of order from retailers wallet Goods can be shipped directly to consumer or to Retailer for the consumer to collect

MONEYONMOBILE OTCQB:MOMT Big Data and Microloans 22 Strengthens retailer/MoneyOnMobile relationships Encourages retailer to maximize use of our products/services Retailers request microloans through our platform 3rd party vendor uses recent processing data to evaluate credit worthiness Funds passed to retailer through our platform, earning company a commission

MONEYONMOBILE OTCQB:MOMT Two-Wheeler Insurance 23 Two-wheeler insurance market estimated at $1 billion estimated compliance rate for government mandated insurance 40% 2-wheel vehicles currently registered in India 150 million At least MoneyOnMobile serves as payment collectors for leading insurance providers Making essential payments like these available to customers is key to our growth

MONEYONMOBILE OTCQB:MOMT Growth Opportunity Number of Transactions T ra n s a c ti o n Si z e Competitor Processing Costs Our Processing Costs Lowered Transactional Costs Opens Opportunities 24

MONEYONMOBILE OTCQB:MOMT Future Growth Moving beyond payments to digital services 25 Banking Government Benefits Healthcare Education Digital Commerce GIG Economy Entertainment Big Data

MONEYONMOBILE OTCQB:MOMT Questions & Answers 26 Will Dawson COO Harold Montgomery CEO and Chairman Scott Arey CFO Greg Allbright Head of Global Communications

Thank you!